EXHIBIT 24.6

                               POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints Glade M. Knight and Stanley
J. Olander, Jr., each acting singly, his attorney-in-fact, to execute on his behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the registration of up to 5,000,000 common shares of Cornerstone Realty Income Trust, Inc. ("Cornerstone") under Cornerstone's Dividend Reinvestment and Share Purchase Plan, such documents being: a Registration Statement to be filed with the Securities and Exchange Commission; such statements with, or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares to be offered and sold in such states; and any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registrations as fully as he himself might do.

     IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of this 7th day of April, 1999.

                                    /s/ Glenn W. Bunting, Jr.
                                        -------------------------------------
                                        Glenn W. Bunting, Jr.,
                                        Director of Cornerstone

                                 McGuire, Woods,
                               Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                          Richmond, Virginia 23219-4030
                 Telephone/TDD (804) 775-1000 Fax (804) 775-1061

Martin B. Richards                                     Direct Dial: 804/775-1029

                                  April 9, 1999

VIA EDGAR
----------
Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

            Cornerstone Realty Income Trust, Inc. (File No. 1-12875)
        Registration Statement on Form S-3 for Dividend Reinvestment Plan
              ----------------------------------------------------
Gentlemen:

     We are hereby filing via EDGAR a Registration Statement on Form S-3 on behalf of Cornerstone Realty Income Trust, Inc. for a Dividend Reinvestment Plan. The required filing fee has been paid in accordance with the rules of the Commission.

     Pursuant to the rules governing filings on Form S-3, we understand that this Registration Statement will become effective automatically upon filing. The prospectus contained in the Registration Statement incorporates a Current Report on Form 8-K dated March 31, 1999 pertaining to a merger agreement into which the registrant has entered. The registrant will file required financial statements and financial projections relative to this transaction in accordance with applicable laws and rules.

     Should you have any questions regarding these filings, please contact the undersigned at (804) 775-1029.

                                        Very truly yours,

                                       /s/ Martin B. Richards
                                      ----------------------------------------
                                           Martin B. Richards

MBR
Enclosures